  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1998

                                                REGISTRATION NO. 333-58565
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                                AUTOZONE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

                   NEVADA                                        62-1482048
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                            123 SOUTH FRONT STREET
                           MEMPHIS, TENNESSEE 38103
                                (901) 495-6500
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                              HARRY L. GOLDSMITH
                SECRETARY/SENIOR VICE PRESIDENT/GENERAL COUNSEL
                                AUTOZONE, INC.
                            123 SOUTH FRONT STREET
                           MEMPHIS, TENNESSEE 38103
                                (901) 495-6500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------
                                  COPIES TO:

             EVA HERBST DAVIS, ESQ.                       JOSEPH W. ARMBRUST, JR., ESQ.
                LATHAM & WATKINS                                 BROWN & WOOD LLP
       633 WEST FIFTH STREET, SUITE 4000,                     ONE WORLD TRADE CENTER
         LOS ANGELES, CALIFORNIA 90071                       NEW YORK, NEW YORK 10048
                 (213) 485-1234                                   (212) 839-5300

                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS
                         DETERMINED BY THE REGISTRANT.

                               ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:

    Securities and Exchange Commission Fee............................ $118,000
   *Rating Agency Fees................................................  295,000
   *Legal Fees and Expenses...........................................  100,000
   *Accounting Fees and Expenses......................................  125,000
   *Printing Expenses.................................................   33,000
   *Blue Sky Fees.....................................................    5,000
   *Trustee/Issuing & Paying Agent Fees and Expenses..................   10,000
   *Transfer Agent Fees & Expenses....................................    5,000
   *Miscellaneous.....................................................    9,000
                                                                       --------
     *Total........................................................... $700,000
                                                                       ========

--------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Articles of Incorporation provide that a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Code Section 78.300. In addition, Nevada Code Section 78.751 and Article III, Section 13 of the Company's Bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to
Article III, Section 13 of the Company's Bylaws.

  In general, any officer, director, employee or agent shall be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Any indemnification under the previous paragraphs, unless ordered by a court or advanced as provided in the succeeding paragraph, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (iii) if a majority vote of a quorum of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, or in defense of any claim, issue or matter therein, he must be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company as authorized by the Bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court as described in the third preceding paragraph or for advancement of expenses made as described in the next preceding paragraph, may not be made to or on behalf of any director of officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. If a claim for indemnification or payment of expenses under Section 13 of the Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of Section 13 of the Bylaws. The Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in Section 13 of the Bylaws.

  The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 16. EXHIBITS

  See Exhibit Index.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the information required to be included in a post-effective amendment by paragraphs (1)(i) and(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the TIA.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on July 13, 1998.

                                          AUTOZONE, INC.

                                                /s/ J.C. Adams, Jr.*
                                          By: _________________________________
                                                      J.C. Adams, Jr.
                                             Chairman, Chief Executive Officer
                                                        and Director

  Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

      /s/ J.C. Adams, Jr.*           Chairman, Chief Executive      July 13, 1998
____________________________________  Officer and Director
         (J.C. Adams, Jr.)            (Principal Executive
                                      Officer)

       /s/ Robert J. Hunt*           Executive Vice President,      July 13, 1998
____________________________________  Chief Financial Officer and
          (Robert J. Hunt)            Director (Principal
                                      Financial Officer)

    /s/ Michael E. Butterick*        Vice President and             July 13, 1998
____________________________________  Controller (Principal
       (Michael E. Butterick)         Accounting Officer)

      /s/ Timothy D. Vargo*          President, Chief Operating     July 13, 1998
____________________________________  Officer and Director
         (Timothy D. Vargo)

     /s/ Andrew M. Clarkson*         Director                       July 13, 1998
____________________________________
        (Andrew M. Clarkson)

       /s/ N. Gerry House*           Director                       July 13, 1998
____________________________________
          (N. Gerry House)
       /s/ J.R. Hyde, III*           Director                       July 13, 1998
____________________________________
          (J.R. Hyde, III)

      /s/ James F. Keegan*           Director                       July 13, 1998
____________________________________
         (James F. Keegan)


             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

    /s/ Michael W. Michelson*        Director                       July 13, 1998
____________________________________
       (Michael W. Michelson)


     /s/ George R. Roberts*          Director                       July 13, 1998
____________________________________
        (George R. Roberts)


                                     Director
____________________________________
         (Ronald A. Terry)


*By: /s/ Donald R. Rawlins                                          July 13, 1998
    ---------------------------
       (Donald R. Rawlins)
        (Attorney-in-Fact)

                                 EXHIBIT INDEX

   1.1  Form of Purchase Agreement
   4.1  Form of Senior Indenture
   4.2  Form of Subordinated Indenture
 **4.3  Form of Specimen of Senior Debt Security
 **4.4  Form of Specimen of Subordinated Debt Security
   4.5  Form of Warrant Agreement
   4.6  Form of Common Stock Certificate (incorporated by reference from the
         Company's Pre-Effective Amendment No. 2 to the Registration Statement
         filed by the Company under the Securities Act (No. 33-45649) (the
         "February 1992 Form S-1"))
 **4.7  Form of Preferred Stock Certificate
   4.8  Form of Warrant (included in Exhibit 4.5)
 **4.9  Form of Deposit Agreement
   4.10 Articles of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended August 27, 1994 (the "1994 Form 10-K"))
   4.11 Amendment to Articles of Incorporation of the Company, dated December
         16, 1993 (incorporated by reference from the Company's Annual Report on the 1994 Form 10-K)
   4.12 Bylaws of the Company (incorporated by reference from the February 1992
         Form S-1)
   5.1  Opinion of Schreck Morris as to validity of Offered Securities
   5.2  Opinion of Latham & Watkins as to validity of Offered Securities
 *12.1  Computation of Ratio of Earnings to Fixed Charges
 *23.1  Consent of Ernst & Young LLP
  23.2  Consent of Schreck Morris (included in its opinion filed as Exhibit
         5.1)
  23.3  Consent of Latham & Watkins (included in its opinion filed as Exhibit
         5.2)
 *24.1  Power of Attorney of Registrant's Director and Officers (incorporated in the signature page on page II-4 of the Registration Statement)
  25.1  Statement of Eligibility of Trustee on Form T-1 with respect to Senior
         Indenture
  25.2  Statement of Eligibility of Trustee on Form T-1 with respect to
         Subordinated Indenture

--------

*  Previously filed.
** To be incorporated by reference in connection with the offering of any Offered Securities.